BDO Limited
Certified Public Accountants
德豪會計師事務所有限公司

☑ 25th Floor Wing On Centre
111 Connaught Road Central
Hong Kong
Telephone : (852) 2541 5041
Facsimile : (852) 2815 2239

香港干諾道中 111 號
永安中心 25 樓
電話：(852) 2541 5041
傳真：(852) 2815 2239

20th Floor Central Plaza
18 Harbour Road Wanchai
Hong Kong
Telephone : (852) 2877 8500
Facsimile : (852) 2815 2239

香港灣仔港灣道 18 號
中環廣場 20 樓
電話：(852) 2877 8500
傳真：(852) 2815 2239

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Origin Agritech Limited
No. 21 Sheng Ming Yuan Road
Changping District
Beijing 102206
China

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-145865) of Origin Agritech Limited (the "Company") of our report dated January 14, 2010, relating to the consolidated financial statements and the effectiveness of the Company's internal control over financial reporting, which appear in this Form 20-F.

BDO Ltd.

BDO Limited
Hong Kong, January 14, 2010